                               STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement, dated this 3rd day of June, 1998, is made and entered into by and between Ameri-Cap Leasing Corp., a Florida corporation ["Buyer"] Ron Epstein ["Epstein"], Elliot Kalus ["Kalus"] and Henry Koche ["Koche"] [collectively referred to as "Seller" and Medley Credit Acceptance Corp., a Delaware corporation ["Medley"]. [The Buyer and Seller may be referred to collectively throughout this Agreement as "Parties" for convenience

                              W I T N E S S E T H:

       WHEREAS, the Seller collectively owns 100% of the authorized, issued, and outstanding shares of MFC Financial Corp. [the "Corporation"], and

       WHEREAS, the Corporation is organized and existing under the laws of the State of Florida and is engaged in the financing business, including but not limited to equipment leasing, and

       WHEREAS, the Buyer is a Florida corporation ant is desirous of purchasing from the Seller 80% of the authorized, issued, and outstanding common shares of the Corporation (the "Shares") and the Seller is desirous of selling same to the Buyer, and

       WHEREAS, the Buyer is a wholly owed subsidiary of Medley, and

       WHEREAS, Medley is a publically traded over-the-counter company, and

       WHEREAS, Epstein, Kalus and Koche are key employees of the Corporation and the Buyer desires for them to become employees of the Buyer and have agreed to enter into Employment Agreements, and

       WHEREAS, the Buyer shall have an operating committee initially comprised of Epstein. Kalus and Koche, and

       WHEREAS the Panties desire to document their representations, warranties, covenants, agreements, and conditions relating to the purchase and sale of the shares in a written agreement.

       NOW THEREFORE; in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

       1. RECITALS: The above and foregoing recitals are true and correct and are incorporated herein.

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       2. SALE AND TRANSFER OF STOCK: The Seller shall sell, transfer and convey to the Buyer and the Buyer shall purchase and acquire from the Seller 80% of the authorized, issued and outstanding common shares of the Corporation consisting of_____ shares (the "Shares").

       3. PURCHASE PRICE AND METHOD OF PAYMENT: The purchase price for the Shares shall be 10,000 shares of Medley's common stock which will be transferred on the closing date to each Seller on a pro rata basis in exchange for the Seller's stock in the Corporation being sold pursuant to this Agreement. The Seller acknowledges that the Medley common stock being exchanged have not been registered under the Securities Act of 1933 (the "Act") for resale and may not be offered or sold except pursuant to an effective registration under the Act or to the extent applicable, Rule 144 under the Act or such other exemption from registration as may be given in an option of counsel acceptable for Medley.

       4. BUYER'S OBLIGATION TO ACQUIRE BALANCE OF SELLER'S SHARES: The Buyer agrees to acquire the balance of the Seller's shares in the Corporation annually in equal installments 0 ver a three year period from the date of closing, with the first installment commencing one-year from the date of closing and on the same day each year thereafter. The acquisition consideration for the balance of the Seller's shares shall be an amount of Medley common stock equal to two and one-half times the net pre-tax income of the Leasing Division in the first year, three times the net pre-tax income of the Leasing Division in the second year, and four times the net pre-tax income of the Leasing Division in the third year. The Buyer and Seller agree that the number of shares to be issued shall be based upon the closing share price of Medley's common stock on the date of each exchange

       5. DUE DILIGENCE PERIOD AND RIGHT OF TERMINATION:

             (A) By Buyer: The Seller and Buyer hereby acknowledge that the Buyer, as of the effective date of this Agreement, has not had the opportunity to review and evaluate all aspects of the Corporation, as represented by the Seller. Therefore, the Buyer shall have, from the effective date through the end of business 10 days thereafter (Due Diligence Period) to inspect and assess all aspects of the Corporation, financial and otherwise, and to make such investigations as the Buyer deems necessary in the Buyer's sole discretion. The Seller agrees to assist the Buyer in reviewing all records of the Corporation and to aid and assist the Buyer in reviewing all records of the Corporation and to aid and assist the Buyer in arranging meetings and providing documents, records, and/or information reasonably required by the Buyer or the Buyer's attorneys or other agents including accountants, in order that the Buyer may determine the viability of the transaction contemplated by this Agreement. During the Due Diligence Period, Seller shall advise the Buyer of any negative information learned by the Seller which would have a material, financial impact upon the Seller. In the event the Buyer determines in its sole and absolute discretion that the representations made by the Seller prior to execution of this Agreement or those made in this Agreement are false, misleading or incomplete so that the acquisition of the Shares would have a negative financial impact on the Buyer or Medley, the


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Buyer may notify the Seller in writing prior to the termination of the Due
Diligence Period and the Buyer may at the Buyer's sole discretion terminate this Agreement. The Buyer's failure to provide written notice of termination within the time period set forth in this section shall be deemed conclusive evidence that the Buyer has waived his right to terminate as contained herein.

             (B) By Seller: During the due diligence period described in A, above, the Seller shall have the right to assess all aspects of the Buyer and Medley as the Seller deems appropriate. Buyer and Medley agree to assist Seller in reviewing all records necessary for its due diligence by making these records available to Seller, attorneys, accounts, or other agents. In the event the Seller determines in their sole opinion that the representations made by the Buyer or Medley are false, misleading or incomplete so that the Seller would sustain an economic loss on the exchange of the Seller's shares for that of Medley, the Seller shall notify the Buyer in writing prior to the termination of the due diligence period, and Sellers may at their sole discretion terminate this Agreement.

      6. CLOSING DATE: The Closing under this Agreement shall take place on or before June 30, 1998 at the Law Offices of Maynard J. Hellman, Esquire, 1100 Ponce de Leon Boulevard, Coral Gables, Florida 33134 or at such other time and place as shall be set forth in a writing signed by the Parties hereto.


      7. REPRESENTATIONS AND WARRANTIES OF SELLER: The Seller represents and warrants to the Buyer as follows:

             (a) The Corporation is a validly existing Corporation in good standing under the laws of the State of Florida and is validly conducting business pursuant to the laws of the State of Florida.

             (b) The Seller has the power to enter into and carry out their obligations under this Agreement.

             (c) The Corporation holds all licenses necessary to conduct the business of the Corporation and complies with all laws, rules and regulations presently established by all governmental agencies in connection with same.

             (d) The Shares being sold by the Seller to the Buyer are fully paid and non assessable.

             (e) The aggregate number of shares that the Corporation is authorized to have issued and outstanding as of the date hereof are shares of common stock, which are presently all issued and outstanding and held collectively in the name of the Seller.


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             (f) The only stock authorized to be outstanding by the Corporation is one class of common stock represented by the shares owned by the Seller.

             (g) The Seller is and will be on the closing date the sole owners of all of the authorized, issued. and outstanding shares of the common stock of the Corporation, free and clear of any and all liens and encumbrances.

             (h) That as of the date of executing, this Agreement as well as on the date of closing, the Corporation shall have no debts, liabilities, or obligations for which payment needs to be made except for those debts, liabilities. and obligations set forth on Exhibit "A" attached to this Agreement.

             (i) The Seller does not have any knowledge or any basis for the assertion of any material liability against the Corporation.

             (j) The Corporation is not subject to any order, judgment, decree, stipulation, or any other agreements untie any governmental body or agency with respect to the Corporation unless set forth in this Agreement.

             (k) The Corporation is not a party to any long-term contract or commitment unless specifically set forth in this Agreement on Exhibit "B" attached hereto.

             (1) Neither the Sellers nor the Corporation have received notice nor have any claims been made against the Corporation or the Sellers by any governmental authority to the effect that the Corporation or the business of the Corporation fails to comply in any material respect to any law, rule, regulation, or ordinance or that a license, permit, or order which is not in the possession of the Corporation is necessary for the Corporation to conduct its business.

             (m) On the day of closing, the Seller will have the full and unrestrictive legal and equitable title to the shares being sold to the Buyer, free and clear of all liens and encumbrances.

             (n) Any action required to be taken by the Corporation in order to complete the transaction contemplated in this Agreement has been or will be by the closing date duly approved by the Board of Directors and Shareholders of the Corporation.

             (o) The Sellers represent that there are no liabilities, including but not limited to liabilities for federal, state, and local taxes, penalties, assessments, lawsuits or claims against the Corporation or the Sellers, whether such liabilities, suits, or claims are contingent or absolute, direct or indirect, matured or unmatured, which could in any way affect the shares being conveyed hereunder, the assets of the Corporation, or the Corporation's ability to conduct its business.


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             (p) The Articles of Incorporation and By-laws attached to this
Agreement as Exhibit "C" are complete and accurate as of the date hereof and contain all amendments through the date hereof. The Minute Book of the Corporation is complete and accurate and reflects all proceedings of Shareholders and Directors of the Corporation through the date of this Agreement.

             (q) The transfer and delivery of the shares to the Buyer, pursuant to this Agreement will be valid and will vest title to the shares in the Buyer free and clear of all liens, encumbrances, conditions, and restrictions of any kind.

             (r) The Corporation will not issue any additional shares of its common stock prior to the closing. There are no outstanding options, contracts, commitments, warrants or other rights of any character affecting or relating in any manner to the common stock of the Corporation.

             (s) The documents, agreements, and materials delivered or to be delivered by the Seller to the Buyer in furtherance of the Buyer's Due Diligence examination of the Corporation shall be complete and accurate in all material respects and will not have been amended or modified by any oral agreements.

             (t) Financial Statements: The Corporation has furnished the Buyer with Financial Statements of the Corporation as of _____________________. The Financial Statements fairly present the financial condition of the Corporation on such date. To the best of the Seller's knowledge, there are no matters pending which would have an adverse or material affect on the Financial Statements of the Corporation.

             (u) Subsequent to the date of the Corporation's last Financial Statement, the business of the Corporation has been conducted in its ordinary course of business and to the best of the Seller's knowledge there has been no material loss of any of the Corporation's customers and clients which would have an adverse affect on the Corporation's future income and profitability.

      The representations and warranties set forth above shall survive the closing.

      8. REPRESENTATIONS AND WARRANTIES OF THE BUYER: The Buyer represents and warrants to the Sellers as follows:

             (a) The Buyer is a Corporation, duly organized and validly existing in good standing under the laws of the State of Florida with full power and authority to own and lease properties and to carry on its business.

             (b) The execution, delivery, and performance of this Agreement has been duly approved or will be duly approved by all requisite corporate actions by the closing date.

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             (c) The Buyer has the power to enter into and carry out its obligations under this Agreement.

             (d) The common stock of Medley being transferred to the Seller will be fully paid and non-assessable.

             (e) The authorized capital stock of the Buyer consists of one class of common stock having one million shares authorized at $.01 per share all of which stock is owned by Medley.

             (f) The Buyer is not subject to any order, judgment, decree, stipulation or other agreement which would prohibit the transaction contemplated under this Agreement.

             (g) Any action required to be taken by the Buyer in order to complete the action contemplated in this Agreement has been or will be by the closing date duly approved by the Board of Directors of the Buyer.

             (h) The transfer and delivery of the shares contemplated under this Agreement will vest title to said shares in the Seller free of all liens, encumbrances, conditions and restrictions except those pertaining to the Federal Securities Act of 1933, as amended and such State Securities laws as may be applicable.

             (i) Buyer represents that it is not executing this Agreement with the intention of selling or otherwise transferring Corporation or Buyer.

      9. REPRESENTATIONS AND WARRANTIES OF MEDLEY: Medley represents and warrants to the Seller as follows:

             (a) Medley is a duly organized and existing corporation under the laws of the State of Delaware and is authorized to conduct business in the state of Florida.

             (b) Medley has the power and authority to enter into this Agreement and the execution delivery and performance of this Agreement has been duly approved or will be duly approved by all requisite corporate actions by the closing date.

             (c) The authorized capital stock of Medley consists of the following:
                    1. 15 million shares of Common Stock having a par value of $.001 per share
                    2.   five million shares of Preferred Stock
                    3.   five million Warrants



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

             (d) Medley is a publicly traded company and to the best of its knowledge all filings with the Securities and Exchange Commission or other public and private governing bodies were accurate as of the date of their filing.

             (e) The documents, agreements and materials delivered to the Seller in furtherance of the Seller's due diligence of Medley and the Buyer are complete and accurate in all material respects.

             (f) Medley represents that it will use its best efforts to support the operations of the Buyer and Seller in future business dealings including but not limited to:
                    1. Making available initial working capital up to $150,000 for leasing operations.

                    2. Arranging for a warehouse line of credit in a maximum amount available to increase the leasing business.

                    3. Arranging for bank or other institutional lines of credit in a maximum amount available for the future growth of the leasing business.

      10. CONDITIONS PRECEDENT AT CLOSING: The Buyer's obligation to close the transaction contemplated by this Agreement is subject to the following conditions:

             (a) The Buyer has not terminated this Agreement during its Due Diligence Period.

             (b) The representations and warranties of the Seller contained in this Agreement are true and correct in all material respects on the closing date.

             (c) Any and all agreements to be performed by the Seller prior to the closing date have been performed.

      11.    INDEMNIFICATION:

             (a) By The Seller: Subject to the items disclosed in this Agreement, the Seller shall defend, indemnify, and hold the Buyer or Medley and any of the Buyer's or Medley's successors and assigns, harmless against all damages, losses, costs or expenses (including reasonable attorney's fees at all levels of trial or appeal incurred in defending any claim for such damage, loss, cost, or expense incurred by the Buyer or Medley resulting from or in respect to:

                    (1) Any breach of the Sellers' representations, warranties, or covenants in this Agreement or any untruth or inaccuracy thereof.


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                    (2) Any claim by a broker, agent, or finder alleged to be
employed by, representing, or otherwise involved with the Corporation or the Sellers relating to this transaction.

             (b) By Buyer and Medley: Subject to the items disclosed in this Agreement, the Buyer and Medley shall defend, indemnify, and hold the Seller harmless against all damages, losses costs, or expenses, including reasonable attorneys' fees at all levels of trial or appeal incurred in defending any claim for damage, loss, cost or expense incurred by Seller resulting from or in respect to:
                    (1) Any breach of the Buyer or Medley's representations, warranties or covenants in this Agreement or any untruth or inaccuracy thereof.

Notice of claims: In the event any party (Indemnified Party) shall receive any written notice of any claim or proceeding against them (or in the case of Buyer the Corporation shall receive notice of a claim or proceeding), the Indemnified Party shall give the Indemnifying Party written notice of any such claim or demand and the Indemnifying Party shall have the right to contest or defend any action brought against the Indemnified Party at the Indemnifying Party's own expense provided, that should the Indemnifying Party fail to notify the Indemnified Party of the assumption of the defense of any action within 10 days of the Indemnified Party giving written notice to the Indemnifying Party, then the Indemnified Party shall have the right to take any such action it deems reasonable to defend, contest, settle or compromise any action or claim made against the Indemnified Party. If the Indemnifying Party defends any action for which indemnification is claimed, the Indemnified Party shall be entitled to participate at its own expense in the defense of such action; provided, however, that the Indemnifying Party shall bear the fees and expenses of the Indemnified Party's counsel should there exist a conflict of interest between Indemnified Party and indemnifying Party which would render it inappropriate for counsel selected by the Indemnifying Party to represent the Indemnified Party.

      2. EMPLOYMENT OF SELLERS: The Buyer recognizes the Importance of the Sellers for the on-going business of the Corporation. The Corporation simultaneously with the closing of the transaction contemplated by this Agreement shall enter into written Employment Agreements with the Sellers upon the terms and conditions set forth in this Agreement as Exhibits "D".

      13. At the Closing, the following instruments shall be executed and delivered:

             (a) Certificates representing the Shares of the Corporation being exchanged, duly endorsed by the Sellers in favor of the Buyer with all required transfer tax stamps affixed.

             (b) A Resolution of the Board of Directors of the Corporation authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby certified as of the closing date by an officer of the Corporation as having been adopted being in full force and effect and unmodified on the closing date.


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             (c) An affidavit by the Sellers affirming that the warranties and representations of the Sellers are true and correct on the closing date.

             (d) A certificate by the Board of Directors of the Corporation to the effect that the representations and warranties of the Corporation are true and correct in all material respects as of the closing date

             (e) Certificates representing 10,000 shares of Medley being duly endorsed. being transferred to the Epstein, Kalus and Koche in such prorate amounts as they direct in writing with all required transfer tax stamps affixed, if required.

             (f) A resolution of the Board of Directors of the Buyer authorizing the transaction.

             (g) A resolution of the Board of Directors of Medley authorizing the transaction.

             (h) A certificate by the Board of Directors of the Buyer to the effect that the representations and warranties of the Corporation are true and correct in all material respects as of the closing date.

             (i) A certificate by the Board of Directors of Medley to the effect that the representations and warranties of the Corporation are true and correct in all material respects as of the closing date

      14. COVENANT OF FURTHER ASSURANCES: After the closing, each party to this Agreement shall, at the reasonable request of the other party and without further consideration furnish, executed and deliver such documents, instruments, certificates, notices or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement and the transaction contemplated herein.

      15. NOTICES: Except as otherwise provided for herein, all notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered, or when transmitted by facsimile with confirmation of receipt from one party to the other or when received if mailed by the United States first class certified or registered mail, postage prepaid, with return receipt requested and marked delivered or refused, or via an overnight delivery service with proof of delivery or refusal of delivery, to the other parties at the following addresses:

      To the Buyer:       Medley Credit Acceptance Corporation
                          1100 Ponce de Leon Blvd.
                          Coral Gables, Florida 33134


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

      with a copy to:     Maynard J. Hellman, Esq.
                          1100 Ponce de Leon Blvd.
                          Coral Gables, Florida 33134

      To the Sellers:     Ron Epstein
                          7150 W. 20th Avenue
                          Suite 302
                          Hialeah, Florida 33106

                          Elliot Kalus
                          7150 W. 20th Avenue
                          Suite 302
                          Hialeah, Florida 33106

                          Henry Koche
                          7150 W. 20th Avenue
                          Suite 302
                          Hialeah, Florida 33106

      To the Corporation: MFC Financial Corp.
                          7150 W. 20th Avenue
                          Suite 302
                          Hialeah, Florida 33016

      with a copy to:     David H. Reimer, Esq.
                          Reimer & Rosenthal, P.A.
                          15175 Eagle Nest Lane, Suite 101
                          Miami Lakes, FL 33014

      16.    MISCELLANEOUS PROVISIONS:

             (a) Assignment: No party may assign its obligations or rights under this Agreement without the written consent of the other parties.

             (b) Modification: There are no other agreements, promises or undertakings between the parties except as specifically set forth herein. No alteration, change, modification or amendment to this Agreement shall be made except in writing and signed by the parties hereto.

             (c) Severability: If any provision or paragraph of this Agreement is deemed to be unlawful or unenforceable by any court, administrative agency or statute, law or ordinance, the said provision or paragraph shall be severed from this Agreement without affecting the enforceability of the remainder of this Agreement. The parties shall make a good faith effort to



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redraft the severed provision or paragraph consistent with the party's original intention but in such a way as to be lawful and enforceable.

             (d) Binding Effect: This Agreement supersedes and cancels any and all other agreements referring to the subject matter herein. This Agreement shall be binding upon and inure to the benefit of the respective parties, the successors and assigns, if applicable as well as to the he and legal representatives of the parties hereto, if applicable.

             (e) Construction: This Agreement shall be construed and enforced under the laws of the state of Florida.

             (f) Counterparts: This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties.

             (g) Captions and Headings: The captions and headings of each section or subsection in this Agreement arc for convenience of reference only and shall in no manner or way whatsoever effect the interpretation or meaning of such section or subsection.

             (h) Exhibits: The exhibits attached hereto together with all documents incorporated by reference herein form an integral part of this Agreement and are hereby incorporated herein wherever reference is made to them to same extent as if they were set out in full at the point at which such reference is made.

             (i) Attorney's Fees: The prevailing party in any litigation arising out of the terms of this Agreement shall be entitled to reimbursement of reasonable attorney's fees and costs at the trial and appellate court level.


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      IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the date above written:

                                                 AMERI-CAP FINANCE GROUP, INC.
                                                 a Florida corporation



                                                 By:__________________________
                                                    Robert D. Press, President



                                                 _____________________________
                                                 RON EPSTEIN



                                                 _____________________________
                                                 ELLIOT KALUS



                                                 _____________________________
                                                 HENRY KOCHE



                                                 MEDLEY CREDIT ACCEPTANCE CORP.
                                                 a Delaware corporation



                                                 By:__________________________
                                                    Robert D. Press, President











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